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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60188 of Educational Development Corporation on Form S-8 of our report dated April 19, 1999, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 1999.


Deloitte & Touche LLP


May 19, 1999
Tulsa, Oklahoma